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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported)  January 9, 2001
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ALTEON INC.
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(Exact Name of Registrant as Specified in Charter)


Delaware                        0-19529                      13-3304550
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(State or Other Juris-         (Commission               (I.R.S. Employer
diction of Incorporation)      File Number)             Identification No.)


170 Williams Drive, Ramsey, New Jersey                      07446
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(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000
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       (Former Name or Former Address, If Changed Since Last Report)
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Item 5.  Other Events

         On January 9, 2001 Alteon Inc. issued the following press release:


            ALTEON INC. SELLS NET OPERATING LOSS CARRYFORWARDS UNDER
               NEW JERSEY PROGRAM; RAISES MORE THAN $1.5 MILLION

Ramsey, New Jersey, January 9, 2001 - Alteon Inc. (AMEX: ALT) announced today that it has received $1,547.762.00 from the sale of its net operating loss carryovers (NOLS) under the State of New Jersey's Technology Business Tax Certificate Transfer Program (the "Program").

The Program is an initiative passed by the New Jersey State Legislature that allows qualified technology and biotechnology businesses in New Jersey to sell unused amounts of NOLS and defined Research and Development tax credits for cash.

"This Program is of significant value to Alteon as we prepare for further Phase II development of our lead A.G.E. crosslink breaker compound ALT-711," said Kenneth I. Moch, President and Chief Executive Officer. "I am pleased to report that with this non-dilutive funding, as well as our efforts to control costs, Alteon has approximately $11 million in cash at this time."

Alteon may again participate in the Program for the year 2001. The actual amount of tax credits the Company may sell will depend upon the allocation among qualifying companies of an annual pool established by the State of New Jersey.

ABOUT ALTEON
Alteon is a leader in the discovery and development of novel pharmaceuticals for the treatment of pathologies of aging and diabetes, with an initial focus on cardiovascular disease. The Company's proprietary technology is based on reversing or slowing a fundamental pathological process caused by protein-glucose complexes called Advanced Glycosylation End-products (A.G.E.s). The formation and crosslinking of A.G.E.s is an inevitable part of the aging process that leads to a loss of flexibility and function in body tissues, organs and vessels.

Alteon has created a library of novel classes of compounds based on the A.G.E. pathway. These include A.G.E. Crosslink Breakers, A.G.E. Formation Inhibitors and Glucose Lowering Agents. The Company's lead drug candidate, ALT-711, is an A.G.E. Crosslink Breaker currently in Phase II clinical trials for the treatment of cardiovascular disorders including isolated systolic hypertension.

                                      # # #

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development (including the possibility that early clinical trial results may not be predictive of results that will be obtained in large-scale testing or that any
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clinical trials will not demonstrate sufficient safety and efficacy to obtain requisite approvals or will not result in marketable products), regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. The information contained in this press release is accurate as of the date indicated. Actual results, events or performance may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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                                     *******

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Alteon Inc.


                                   By: /s/ Elizabeth O'Dell
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                                      Elizabeth O'Dell
                                      Vice President, Finance and Administration


Dated: January 9, 2001